Exhibit 99.2

Union Bankshares Corporation Announces Agreement to Acquire Access National Corporation

Richmond, Va. and Reston, Va., October 5, 2018 – Union Bankshares Corporation (“Union”) (Nasdaq: UBSH) and Access National Corporation (“Access”) (Nasdaq: ANCX) jointly announced today that they have entered into a definitive merger agreement for Union to acquire Access in an all-stock transaction. Combining the two organizations will create the leading Virginia-based regional bank with an unmatched presence across the Commonwealth.

Based on financial data as of June 30, 2018, the combined company would have total assets of $16.0 billion, total deposits of $11.9 billion and gross loans of $11.4 billion. This transaction strengthens Union’s presence in Virginia’s most populous market, Northern Virginia.

“We are excited about the opportunity to bring our companies together to enhance both our products and customer service capabilities,” said Raymond D. Smoot, Jr., Chairman of Union’s Board of Directors. “We believe that our two companies are stronger together, and the combination gives Union a uniquely valuable franchise to create long term shareholder value.”

“We expect that our combined footprint will bring additional convenience to our customers and position us as an even stronger competitor against the large national banks, super regional banks and smaller community banks alike – solidifying our position as Virginia’s bank,” said John C. Asbury, President and Chief Executive Officer of Union. “The combination with Access delivers on our stated priorities for this year as well as our market expansion goals in Northern Virginia. Access brings extensive commercial and industrial lending expertise as well as strong wealth management and trust businesses in addition to their attractive Middleburg Bank retail operation. Increasing our presence in Northern Virginia is a priority for Union as it is Virginia’s largest market and will substantially complete our Virginia franchise. With a more diversified loan portfolio and deposit base, efficiencies gained and enhanced growth market opportunities, the combined franchise will be able to sustainably generate a higher level of top-tier financial performance for our shareholders.”

Michael W. Clarke, President and Chief Executive Officer of Access, said, “This investment in Union enables Access shareholders, clients and associates to reap the rewards of accelerating growth and opportunities in our markets. Our go-forward position as Virginia’s regional bank allows our stakeholders to realize benefits it would have taken years for us to accomplish independently. We are thrilled about being an important part of the Union team and look forward to what we can accomplish together.”

Clarke will join Union’s board of directors and will assist in the integration.

Under the terms of the merger agreement, each outstanding share of Access common stock will be converted into the right to receive 0.75 shares of Union common stock, valuing the transaction at approximately $610 million, or $29.19 per share based on Union’s closing stock price of $38.92 on October 4, 2018.

Union Bankshares Corporation

Access National Corporation

October 5, 2018

The merger agreement has been approved by the board of directors of each company. The companies expect to complete the transaction in the first quarter of 2019, subject to the satisfaction of customary closing conditions, including regulatory and shareholder approvals.

Keefe, Bruyette & Woods, Inc. is acting as the financial advisor to Union and Covington & Burling LLP is acting as its legal advisor in the transaction. Sandler O’Neill + Partners, L.P. is acting as financial advisor to Access and Troutman Sanders LLP is acting as its legal advisor in the transaction.

Joint Investor Conference Call

Union and Access will host a conference call to discuss today’s announcement, including the investor presentation, at 9:00 a.m. Eastern Daylight Time today, October 5, 2018.

The webcast with investor presentation can be accessed at: https://engage.vevent.com/rt/unionbankshares~100518 and the audio is available at 877-668-4908 (international dial in: 973-453-3058). The conference ID 3679458.

Presentation slides for the conference call are available on Union’s investor website http://investors.bankatunion.com – News & Events – Presentations and on Access’s investor website http://ir.accessnationalbank.com – News & Events – Mergers & Acquisitions. A replay of the conference call will be posted on Union’s investor website http://investors.bankatunion.com

Media Availability

Senior leadership of Union will be available to members of the news media from 10:00 a.m. to 10:30 a.m. Eastern Daylight Time today, October 5, 2018, at Union’s headquarters at Three James Center, 1051 East Cary Street, Suite 1200, in Richmond, Virginia. To participate, please contact Beth Shivak, Union’s VP and Director of Corporate Communications at: 804.327.5746

About Union Bankshares Corporation

Headquartered in Richmond, Virginia, Union Bankshares Corporation (Nasdaq: UBSH) is the holding company for Union Bank & Trust. Union Bank & Trust has 140 branches, 7 of which are operated as Xenith Bank, a division of Union Bank & Trust of Richmond, Virginia, and approximately 200 ATMs located throughout Virginia and in portions of Maryland and North Carolina. Non-bank affiliates of the holding company include: Old Dominion Capital Management, Inc. and Dixon, Hubard, Feinour, & Brown, Inc., which both provide investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

About Access National Corporation

Headquartered in Reston, Virginia, Access National Corporation (Nasdaq: ANCX) is the parent company of Access National Bank and Middleburg Investment Group serving Northern and Central Virginia. Access National Bank is a commercial bank serving middle market businesses and associated professionals throughout the Washington D.C. region. Access National Bank’s core services include commercial credit, deposit, investment, cash management, private banking and real estate finance. Access National Bank also has subsidiaries that provide wealth management, retirement planning and securities brokerage.

Union Bankshares Corporation

Access National Corporation

October 5, 2018

Important Additional Information will be Filed with the SEC

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by Union of Access. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the proposed acquisition, Union will file with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Union and Access and a prospectus of Union (the “Joint Proxy/Prospectus”), and each of Union and Access may file with the SEC other relevant documents concerning the proposed transaction. A definitive Joint Proxy/Prospectus will be sent to the shareholders of Union and Access. Investors and shareholders of Union and Access are urged to read carefully and in their entirety the Registration Statement and Joint Proxy/Prospectus when they become available and any other relevant documents filed with the SEC by Union and Access, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

Investors and shareholders may obtain free copies of the Registration Statement and the Joint Proxy/Prospectus (when available) and other documents filed with the SEC by Union and Access through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy/Prospectus and other documents filed with the SEC also may be obtained by directing a request by telephone or mail to Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, Attention: Investor Relations (telephone: (804) 633-5031), or Access National Corporation, 1800 Robert Fulton Drive, Suite 300, Reston, VA 20191. Attention: Sheila Linton (telephone: (703) 871-2100), or by accessing Union’s website at www.bankatunion.com under “Investor Relations” or Access’s website at www.accessnationalbank.com under “Investor Relations.” The information on Union’s and Access’s websites is not, and shall not be deemed to be, a part of this press release or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Union, Access and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Union or Access in connection with the proposed transaction. Information about the directors and executive officers of Union and their ownership of Union common stock is set forth in the proxy statement for Union’s 2018 annual meeting of shareholders, which was filed with the SEC on March 21, 2018. Information about the directors and executive officers of Access and their ownership of Access common stock is set forth in the proxy statement for Access’s 2018 annual meeting of shareholders, which was filed with the SEC on April 12, 2018. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

Union Bankshares Corporation

Access National Corporation

October 5, 2018

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements also include statements as to the anticipated impact of the Union acquisition of Access, including future financial and operating results, ability to successfully integrate the combined businesses, the amount of cost savings, overall operational efficiencies and enhanced revenues as well as other statements regarding the acquisition. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Union or Access or their management about future events. Although each of Union and Access believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Union or Access will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results performance, or achievements may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to, the businesses of Union and Access may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, expected revenue synergies and cost savings from the proposed acquisition may not be fully realized or realized within the expected time frame, revenues following the proposed acquisition may be lower than expected, customer and employee relationships and business operations may be disrupted by the proposed acquisition, the diversion of management time on acquisition-related issues, changes in Union’s share price before closing, risks relating to the potential dilutive effect of shares of Union common stock to be issued in the proposed transaction, the ability to obtain regulatory, shareholder or other approvals or other conditions to closing on a timely basis or at all, the ability to close the proposed acquisition on the expected timeframe, or at all, and that closing may be more difficult, time-consuming or costly than expected, the reaction to the proposed acquisition of the companies’ customers, employees and counterparties, and other risk factors, many of which are beyond the control of Union and Access. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Union’s Annual Report on Form 10-K for the year ended December 31, 2017, and Access’s Annual Report on Form 10-K for the year ended December 31, 2017 and comparable “risk factors” sections of Union’s and Access’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Union, Access or their respective businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and neither Union nor Access undertakes any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Union Bankshares Corporation

Access National Corporation

October 5, 2018

Contacts:

Bill Cimino (804) 448-0937, VP and Director of Investor Relations of Union

Michael W. Clarke (703) 871-2100, CEO of Access

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